Exhibit 10.1

RBS CITIZENS, NATIONAL ASSOCIATION	SECOND MODIFICATION AGREEMENT

This Second Modification Agreement (the “Agreement”) is made and entered into effective as of the 13th day of August, 2009, by and among the following parties:

RBS Citizens, National Association (successor by merger to Citizens Bank of Massachusetts), a national banking association with its principal office at 28 State Street, Boston, Massachusetts 02109 (the “Bank”);

Cybex International, Inc., a New York corporation with its principal office at 10 Trotter Drive, Medway, Massachusetts 02053 (the “Borrower”); and

Cybex International UK Limited, a United Kingdom corporation with a principal office at Oak Tree House, Atherstone Road, Measham, Derbyshire, DE12 7EL, England (the “Guarantor”);

the Borrower and the Guarantor are hereinafter sometimes collectively referred to as the “Obligors”);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

BACKGROUND

A. On or about October 17, 2006, the Bank and the Borrower entered into a certain Loan Agreement (as ratified by instrument dated June 28, 2007, and as amended, modified or supplemented, the “Loan Agreement”) pursuant to which, among other things, the Bank and the Borrower agreed to certain terms and conditions relative to the establishment of a $13,000,000 term loan facility (the “Term Loan”), the purpose of which was to finance the Borrower’s acquisition of the real property, with the buildings and improvements thereon, located at 1975 24th Avenue SW, Lot 1 and Outlot A of Block 1, Ebeling Farm Addition, Owatonna, Minnesota (the “Mortgaged Premises”). The Term Loan is evidenced by a certain Commercial Promissory Note (as amended, modified or supplemented, the “Term Note”) dated June 28, 2007 in the original principal amount of $13,000,000 made by the Borrower payable to the order of the Bank. The Term Loan and the obligations and liabilities incurred by Borrower to the Bank in connection therewith are secured by, among other things, a certain Mortgage, Security Agreement and Assignment dated June 28, 2007 (as amended, modified or supplemented, the “Mortgage”), pursuant to which, among other things, the Borrower has granted the Bank a first priority lien and security interest in and to the Mortgaged Premises.

B. On or about July 2, 2008, the Bank and the Borrower entered into a certain Credit Agreement (as amended by Amendment No. 1 to Credit Agreement dated August 31, 2008, the Modification Agreement as defined below, and as further amended, modified or supplemented, the “Credit Agreement”) pursuant to which, among other things and subject to certain terms and conditions, the Bank established a revolving line of credit in favor of the Borrower in the maximum principal amount of $15,000,000 (the “Line of Credit”), the purpose of which was to finance the Borrower’s working capital, letters of credit and general business needs. Advances under the Line of Credit are evidenced by a certain Revolving Credit Note (as amended, modified or supplemented, the “Revolving Note”) dated July 2, 2008 in the maximum principal amount of $15,000,000 made by the Borrower payable to the order of the Bank. The Line of Credit and the obligations and liabilities incurred by Borrower to the Bank in connection therewith are secured by, among other things, a certain Security Agreement (Accounts Receivable and Inventory) dated July 2, 2008 (as amended, modified or supplemented, the “Security Agreement”), pursuant to which Borrower has granted the Bank a first priority lien and security interest in and to all of the Collateral (as defined in the Security Agreement).

C. On or about July 2, 2008, the Guarantor executed and delivered to the Bank an instrument of Guaranty (as amended, modified or supplemented, the “Guaranty”) pursuant to which, among other things, the Guarantor guaranteed the payment and performance of all of the Borrower’s Liabilities (as that term is defined in the Guaranty) to the Bank.

D. On or about May 4, 2009, the Obligors and the Bank entered into a certain Modification Agreement (the “Modification Agreement”) pursuant to which, among other things and subject to certain terms and conditions, the Bank waived certain defaults and agreed to forbear from exercising its rights and remedies on account of such defaults.

E. The Loan Agreement, the Term Note, the Mortgage, the Credit Agreement, the Revolving Note, the Security Agreement, the Guaranty, the Modification Agreement and all other agreements, instruments and documents executed in connection with the establishment and documentation of the Term Loan and the Line of Credit are hereinafter collectively referred to as the “Loan Documents.” The Term Loan and the Line of Credit (together, the “Loans”) are cross-defaulted such that a default under any of the Loans constitutes a default under all of the Loans.

F. The Borrower is in default of its obligations with respect to the Loans on account of failure to comply with Sections 8.2 and 8.3 of the Credit Agreement, and Sections 9(b) and 9(c) of the Loan Agreement. The Borrower’s failure to comply with such covenants may be referred to herein as the “Defaults”.

G. The Obligors have requested that the Bank waive the Defaults and forbear from exercising its rights and remedies on account of the Defaults and to modify certain other provisions of the Loan Documents.

H. The Bank is willing to waive the Defaults and to forbear from exercising its rights and remedies on account of the Defaults and to modify certain other provisions of the Loan Documents, subject to and in accordance with the terms and conditions set forth in this Agreement.

I. Capitalized terms used and not otherwise defined herein shall have the meaning given to them in the Loan Documents.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree with the terms and conditions of this Agreement as set forth herein.

ARTICLE 1

Affirmation of Indebtedness, Acknowledgement of Default,

Waiver of Defenses and Claims, Ratification of Loan Documents

1.1 Affirmation of Indebtedness. The Obligors acknowledge and agree that the balance of indebtedness owed to the Bank under the Loans as of August 13, 2009 is as follows:

Term Loan:		Line of Credit:
Principal	$11,916,666.75	Principal	$250,000.00
Accrued and Unpaid Interest	$8,376.85	Accrued and Unpaid Interest	$164.83

Total	$11,925,043.60	Total	$250,164.83

In addition, the Obligors are and remain liable for the payment of all interest accruing after August 13, 2009 with respect to the Loans, and for the payment of all late fees, costs, expenses, professional fees and costs of collection (including attorneys’ reasonable fees) heretofore or hereafter incurred by the Bank in connection with the Loans (hereinafter collectively referred to as the “Outstanding Obligations”). Each of the Obligors is unconditionally liable for the Outstanding Obligations, jointly and severally.

1.2 Acknowledgement of Default. The Obligors acknowledge the occurrence of the Defaults.

1.3 Waiver of Defenses and Claims. The Obligors hereby each individually acknowledge and agree that none of them has any offsets, defenses, claims, or counterclaims against the Bank or the Bank’s officers, directors, employees, attorneys, representatives, parent, affiliates, predecessors, successors, or assigns (hereinafter, collectively, “Bank Affiliates”) with respect to the Loans, the Outstanding Obligations, or otherwise, and that if the Obligors now have, or ever did have, any such offsets, defenses, claims, or counterclaims against the Bank or any of the Bank Affiliates, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, then all of them are hereby expressly WAIVED, and the Obligors hereby RELEASE the Bank and the Bank Affiliates from any liability therefor. Without limiting the generality of the foregoing release, the Obligors and each of their successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, release and forever discharge the Bank and the Bank Affiliates of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity which against the Bank and/or Bank Affiliates they ever had, now have through this date or which any of such Obligors’ successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had or now has through this date, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

1.4 Ratification of Loan Documents. The Obligors hereby ratify and confirm all of the Loan Documents and acknowledge that the Loan Documents remain in full force and effect in all respects, except as such Loan Documents are modified by the express terms of this Agreement.

ARTICLE 2

Bank’s Reservation of Rights

Except as otherwise specifically set forth herein, the Bank hereby reserves all of its rights and remedies at law and in equity, including, without limitation, the rights and remedies granted to the Bank pursuant to the Loan Documents to collect all amounts due under the Loans. Except as otherwise specifically set forth herein, nothing contained in this Agreement shall constitute a waiver by the Bank of any default under the Loan Documents, whether now existing or hereafter arising.

ARTICLE 3

Waiver and Forbearance

3.1 Waiver and Forbearance. Subject to the Obligors’ compliance with each of the terms and provisions of this Agreement, including, without limitation, the Obligors’ compliance with each of the Conditions Precedent contained in Article 4 below, the Bank agrees to waive the Defaults and to forbear from exercising its rights both at law and in equity to accelerate and collect the indebtedness owed to it under the Loans on account of the Defaults.

3.2 One Time Waiver; No Other Waiver. This is a one time waiver of the Defaults. No other default or Event of Default is hereby waived by the Bank and the Bank’s agreement to forbear shall be limited as specifically set forth herein.

ARTICLE 4

Conditions Precedent

Precedent to the effectiveness of this Agreement, the following matters and documents, each in form and substance satisfactory to the Bank, shall have been satisfied and/or delivered to the Bank, as applicable, prior hereto or simultaneously herewith:

4.1 Authority. Each of the Obligors, as applicable, shall deliver to the Bank appropriate resolutions authorizing the execution and delivery by the Obligors of this Agreement and of all such other documents, instruments and agreements as contemplated herein and as may reasonably be required by the Bank, and such resolutions shall be certified by the Secretary of each Borrower pursuant to a certificate authenticating the vote and otherwise acceptable to the Bank.

4.2 Additional Documentation and Financial Information. The Bank shall have received (i) such other documents, certificates, resolutions, instruments, and agreements from the Obligors as the Bank may reasonably request, and (ii) such information and documentation about the financial condition, business and operations of the Obligors as the Bank may reasonably request.

4.3 Payment of Bank’s Expenses and Costs. The Bank shall have been reimbursed for all costs and expenses incurred in connection with the preparation and negotiation of this Agreement, and any other fees, costs, and expenses incurred by the Bank arising out of or relating to the Loans and the Bank’s relationship with the Obligors, including, but not limited to, attorneys’ reasonable fees and disbursements.

ARTICLE 5

Amendment and Modification of Loan Documents

Subject to the Obligors’ compliance with the terms and conditions of this Agreement, the Loan Agreement, Term Note, Credit Agreement, Revolving Note and Security Agreement are hereby modified and amended as set forth below.

5.1 Amendment and Modification of Loan Agreement. The Loan Agreement is hereby modified and amended as follows:

5.1.1 Section 7(a) of the Loan Agreement is deleted in its entirety and the following is substituted in its place and stead:

“(a)(i) incur or permit to exist any lien, mortgage, security interest, pledge, charge or other encumbrance against any of the Mortgaged Property, the Collateral, as defined in that certain Credit Agreement dated July 2, 2008 by and among the Borrower and the Bank (as same may be modified, supplemented or amended, the “Credit Agreement”) whether now owned or hereafter acquired, the Medway Manufacturing Facility (as defined in the Credit Agreement) or the Borrower’s IP (as defined in the Credit Agreement) except: (1) liens in favor of the Bank; (2) pledges or deposits in connection with or to secure worker’s compensation and unemployment insurance; (3) tax liens which are being contested in good faith; (4) Permitted Encumbrances, as defined in the Mortgage; (5) with respect to the Medway Manufacturing Facility, the taking by the Town of Medway for reconstruction of Alder Street by Order d. 2/22/99 rec. 13323/520, sh 16; and (6) liens, mortgages, security interests, pledges, charges or other encumbrances in favor of the Bank or specifically permitted, in writing, by the Bank; or (ii) enter into or permit to exist any agreement, arrangement or understanding, either oral or in writing, with any person or entity other than the Bank, which restricts or prohibits the Borrower from incurring or permitting to exist any lien, mortgage, security interest, pledge, charge or other encumbrance on all or any portion of the Mortgaged Property or the Collateral.”

5.1.2 The definition of “Leverage Ratio” is changed from the ratio of Funded Debt to EBITDA provided in Section 9(d) of the Loan Agreement to a ratio of Total Liabilities to Tangible Net Worth (as defined herein). Specifically:

(a) The definition of “Leverage Ratio” as provided in Section 9(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following new definition in its place and stead:

“Leverage Ratio shall mean, for any applicable period of computation, the ratio of the following for the Borrower and its subsidiaries on a consolidated basis determined in accordance with GAAP: (a) Total Liabilities of the Borrower and its subsidiaries as of the end of such period to (b) Tangible Net Worth as of the date of the end of such period.”

(b) The following definition of “Tangible Net Worth” is hereby inserted into Section 9(d) of the Loan Agreement:

“Tangible Net Worth shall mean, as of the applicable measurement date, Total Assets minus the sum of: (i) Intangible Assets, and (ii) Total Liabilities.”

(c) The following definition of “Total Assets” is hereby inserted into Section 9(d) of the Loan Agreement:

“Total Assets means, total assets as determined by GAAP.”

(d) The following definition of “Total Liabilities” is hereby inserted into Section 9(d) of the Loan Agreement:

“Total Liabilities means, total Indebtedness as determined by GAAP.”

(e) The following definition of “Indebtedness” is hereby inserted into Section 9(d) of the Loan Agreement:

“Indebtedness means all obligations that in accordance with GAAP should be classified as liabilities upon a balance sheet.”

(f) The following definition of “Intangible Assets” is hereby inserted into Section 9(d) of the Loan Agreement:

“Intangible Assets means assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights.”

(g) Section 9(c) of the Loan Agreement is deleted in its entirety and the following is substituted in its place and stead:

“9(c) Leverage Ratio. At all times, the Borrower’s Leverage Ratio shall not exceed 1.25 to 1.0. This covenant is to be tested quarterly, with the first test as of September 26, 2009.”

5.1.3 Measurement of the Debt Service Coverage Ratio is hereby suspended until the quarter ending June 26, 2010. Specifically, Section 9(b) of the Loan Agreement is deleted in its entirety and the following shall be substituted in its place and stead:

“9(b) Minimum Debt Service Coverage. At all times, the Borrower shall generate a minimum Debt Service Coverage Ratio of 1.20X. The Debt Service Coverage Ratio shall be established by taking the Borrower’s EBITDA, less unfinanced capital expenditures, less dividends paid, divided by interest expense, plus regularly scheduled payments of principal paid on Indebtedness plus cash taxes for the period in question. This covenant is to be tested quarterly, with the first test as of June 26, 2010, on a trailing twelve (12) month basis. The Borrower and the Bank have agreed to suspend the requirement of the Borrower’s compliance with this Debt Service Coverage Ratio covenant for the testing periods ending September 26, 2009, December 31, 2009, and March 27, 2010; provided however, that this suspension of the Debt Service Coverage Ratio covenant is granted on a one time basis, shall not apply to any subsequent period, and shall not result in an obligation of the Bank to grant any additional suspensions or waivers in the future. For purposes of measuring the Debt Service Coverage Ratio, the payment of a one-time “bullet” payment to Wachovia/Wells Fargo Bank in the amount of $1,000,000.00 due in December 2009 shall be excluded from the calculation of “regularly scheduled payments of principal paid on Indebtedness.””

5.1.4 New Section 9(e)

The following is added as Section 9(e) of the Loan Agreement:

“9(e) Consolidated EBITDA. Commencing with the fiscal quarter ending September 26, 2009, and measured quarterly as of the final day of each fiscal quarter thereafter for the cumulative periods as set forth below, the Borrower shall not permit the EBITDA to be less than the following:

Cumulative Period:	Minimum EBITDA
3 Months ending September 26, 2009	Not less than $0.00
6 months ending December 31, 2009	$2,500,000.00
9 months ending March 27, 2010	$3,500,000.00

5.1.5 New Section 9(f)`

The following is added as Section 9(f) of the Loan Agreement:

“9(f) Maximum Capital Expenditures. The Borrower, will not permit, directly or indirectly, its aggregate Capital Expenditures for the purchase, fabrication, lease (capital leases), or creation of fixed assets to exceed the amount of $2,000,000 for the twelve (12) month period ending June 30, 2010.”

5.2 Amendment and Modification of Term Note. The Term Note is hereby modified and amended as follows:

5.2.1 The definition of “Applicable Margin” found on page 1 of the Term Note is hereby deleted, substituting in its place and stead the following:

““Applicable Margin” means (i) 3.00% per annum if the Debt Service Coverage Ratio is less than or equal to 1:1; (ii) 2.75% per annum if the Debt Service Coverage Ratio is greater than 1:1, but less than 1.2:1; and (iii) 2.50% per annum if the Debt Service Coverage Ratio is greater than or equal to 1.2:1.””

5.3 Amendment and Modification of Credit Agreement. The Credit Agreement is hereby modified and amended as follows:

5.3.1 The definition of “Applicable Margin” as provided in Section 1.1 of the Credit Agreement is hereby deleted in its entirety, substituting in its place and stead the following:

“Applicable Margin means (i) with respect to the Revolving Credit Facility, for any LIBOR Rate Loans and any LIBOR Advantage Rate Loans, (x) 3.00% per annum if the Debt Service Coverage Ratio is less than or equal to 1:1; (y) 2.75% per annum if the Debt Service Coverage Ratio is greater than 1:1, but less than 1.2:1; and (z) 2.50% per annum if the Debt Service Coverage Ratio is greater than or equal to 1.2:1, and (ii) with respect to the Unused Fee, one quarter of one (.25%) percent per annum.”

5.3.2 The following definition of “Borrower’s IP” is hereby inserted alphabetically into Section 1.1 of the Credit Agreement:

“Borrower’s IP means all intellectual property now or in the future owned or licensed by the Borrower, including, without limitation, any and all trademarks, tradenames, service marks, patents and copyrights (including any registrations of or pending applications for any of the foregoing).”

5.3.3 The definition of “Leverage Ratio” is changed from the ratio of Total Funded Debt to EBITDA to a ratio of Total Liabilities to Tangible Net Worth (as defined herein). Specifically:

(a) The definition of “Leverage Ratio” as provided in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new definition in its place and stead:

“Leverage Ratio means, as of the applicable measurement date, the ratio of Total Liabilities to Tangible Net Worth.”

5.3.4 The following definition of “Medway Manufacturing Facility” is hereby inserted alphabetically into Section 1.1 of the Credit Agreement:

“Medway Manufacturing Facility means that certain real property, together with the buildings, structures and improvements thereon known and numbered as 10 Trotter Drive, Medway, Massachusetts.”

5.3.5 The definition of “Revolving Credit Facility Limit” as provided in Section 1.1 of the Credit Agreement is hereby deleted in its entirety, substituting in its place and stead the following:

“Revolving Credit Facility Limit shall mean Ten Million Dollars ($10,000,000.00).”

5.3.6 The following definition of “Tangible Net Worth” is hereby inserted alphabetically into Section 1.1 of the Credit Agreement:

“Tangible Net Worth means, as of the applicable measurement date, Total Assets minus the sum of: (i) Intangible Assets, and (ii) Total Liabilities.”

5.3.7 As of the date hereof, the Maximum Availability under the Line of Credit is reduced from $15,000,000.00 to $10,000,000.00. Specifically, Section 2.1(b) of the Credit Agreement is hereby deleted in its entirety and the following Section 2.1(b) is inserted in its place and stead:

“(b) As used herein, the term “Maximum Availability” refers at any time to the lesser of (i) or (ii) below:

(i)	up to (A) Ten Million Dollars ($10,000,000.00); minus (B) the sum of the aggregate amounts then undrawn on all outstanding letters of credit, acceptances, or any other accommodations issued or incurred by the Bank for the account and/or the benefit of Borrower; minus (C) the Liquidity Reserve.

(ii)	up to (A) eighty-five percent (85%) of Domestic Eligible Receivables; plus (B) fifty percent (50%) of Foreign Eligible Receivables; plus (C) fifty percent (50%) of the value of Borrower’s Eligible Inventory; minus (D) the sum of the aggregate amounts then undrawn on all outstanding letters of credit, acceptances, or any other accommodations issued or incurred by the Bank for the account and/or benefit of Borrower.”

5.3.8 As of the date hereof, the negative pledge (restricting the ability of Borrower to encumber the Collateral) set forth in Section 7.1(a) of the Credit Agreement shall be expanded to cover the Medway Manufacturing Facility and the Borrower’s IP. Specifically:

(a) Section 7.1(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its place and stead:

“(a) Incur or permit to exist any lien, mortgage, security interest, pledge, charge or other encumbrance against any of the Collateral whether now owned or hereafter acquired, the Medway Manufacturing Facility or the Borrower’s IP except: (i) liens in favor of the Bank; (ii) pledges or deposits in connection with or to secure worker’s compensation and unemployment insurance; (iii) tax liens which are being contested in good faith; (iv) with respect to the Medway Manufacturing Facility, the taking by the Town of Medway for reconstruction of Alder Street by Order d. 2/22/99 rec. 13323/520, sh 16; and (v) liens, mortgages, security interests, pledges, charges or other encumbrances in favor of the Bank or specifically permitted, in writing, by the Bank.”

5.3.9 As of the date hereof, the aggregate maximum amount of permitted additional Indebtedness is decreased from $4,000,000.00 to $2,000,000.00. Specifically, Section 7.2 of the Credit Agreement is hereby modified and amended by deleting subsection (c) from said Section 7.2 in its entirety and the following shall be substituted in its place and stead:

“(c) other Indebtedness up to an aggregate maximum of $2,000,000.00;”

5.3.10 As of the date hereof, the aggregate maximum contingent liabilities is reduced from $10,000,000.00 to $7,000,000.00. Specifically, Section 7.4 of the Credit Agreement is hereby modified and amended by deleting the amount “$10,000,000.00” and substituting in its place and stead, the amount “$7,000,000.00.”

5.3.11 As of the date hereof, the acquisition of the assets or business of a third party by Borrower is prohibited. Specifically, Section 7.5 of the Credit Agreement is hereby deleted in its entirety and substituted with the following in its place and stead:

“7.5 Consolidation, Merger, or Conversion. Merge, consolidate or convert with or into any other corporation or entity; and, for the purposes of this Section 7.5, the acquisition of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities, of any corporation or entity shall be deemed to be a consolidation with such corporation or entity; provided, that this Section 7.5 shall not restrict the ability of Borrower to merge or consolidate with any of its Subsidiaries (other than Cybex UK), so long as the Borrower is the surviving entity. Acquisition by the Borrower of the assets or business of a third party is not permitted.”

5.3.12 As of the date hereof, common stock repurchases by Borrower is prohibited. Specifically, Section 7.7 of the Credit Agreement is hereby deleted in its entirety and substituted with the following in its place and stead:

“7.7 Acquisition of Shares of Borrower. Purchase, acquire, redeem or retire, or make any commitment to purchase, acquire, redeem or retire any of the shares or other ownership interest of the Borrower, whether now or hereafter outstanding.”

5.3.13 Measurement of the Debt Service Coverage Ratio is hereby suspended until the quarter ending June 30, 2010. Specifically, Section 8.2 of the Credit Agreement is deleted in its entirety and the following shall be substituted in its place and stead:

“8.2 Debt Service Coverage Ratio. The Borrower shall not permit its Debt Service Coverage Ratio to be less than the ratio of 1.20 to 1.0, such Debt Service Coverage Ratio being measured quarterly, on a trailing twelve (12) month basis, as of the final day of each fiscal quarter, beginning June 30, 2010. The Borrower and the Bank have agreed to suspend the requirement of the Borrower’s compliance with this Debt Service Coverage Ratio covenant for the testing periods ending September 30, 2009, December 31, 2009, and March 31, 2010; provided however, that this suspension of the Debt Service Coverage Ratio covenant is granted on a one time basis, shall not apply to any subsequent period, and shall not result in an obligation of the Bank to grant any additional suspensions or waivers in the future. For purposes of measuring the Debt Service Coverage Ratio, the payment of a one-time “bullet” payment to Wachovia/Wells Fargo Bank in the amount of $1,000,000.00 due in December 2009 shall be excluded from the calculation of Current Maturity of Long-Term Debt.”

5.3.14 The Leverage Ratio requirement is changed to a ratio of 1.25 to 1.0. Specifically, Section 8.3 of the Credit Agreement is deleted in its entirety and the following is substituted in its place and stead:

“8.3 Leverage Ratio. The Borrower shall not permit its Leverage Ratio to exceed 1.25 to 1.0, such Leverage Ratio being measured quarterly, as of the final day of each fiscal quarter of Borrower.”

5.3.15 As of the date hereof, Borrower shall maintain a minimum liquidity reserve of $5,000,000.00. Specifically, the following new Section 8.4 shall be added to the Credit Agreement as a new financial covenant:

“8.4 Liquidity Reserve. The Borrower shall maintain a liquidity reserve (which is defined as availability for Loan advances under the Line of Credit and herein referred to as the “Liquidity Reserve”), at all times, in an amount equal to $5,000,000.00. This financial covenant shall be eliminated once the Borrower has maintained a Debt Service Coverage Ratio of greater than 1.20 to 1.0 for two (2) consecutive quarterly measurement periods, such measurements to be calculated on a trailing twelve (12) month basis.”

5.3.16 As of the date hereof, Borrower shall be required to maintain a minimum consolidated EBITDA. Specifically, the following new Section 8.5 shall be added to the Credit Agreement as a new financial covenant:

“8.5 Consolidated EBITDA. Commencing with the fiscal quarter ending September 26, 2009, and measured quarterly as of the final day of each fiscal quarter thereafter for the cumulative periods as set forth below, the Borrower shall not permit the EBITDA to be less than the following:

Cumulative Period:	Minimum EBITDA
3 Months ending September 26, 2009	Not less than $0.00
6 months ending December 31, 2009	$2,500,000.00
9 months ending March 27, 2010	$3,500,000.00

5.3.17 For the twelve (12) month period ending June 30, 2010, Borrower shall not permit its cumulative Capital Expenditures to exceed $2,000,000.00. Specifically, the following new Section 8.6 shall be added to the Credit Agreement as a new financial covenant:

“8.6 Maximum Capital Expenditures. The Borrower, will not permit, directly or indirectly, its aggregate Capital Expenditures for the purchase, fabrication, lease (capital leases), or creation of fixed assets to exceed the amount of $2,000,000 for the twelve (12) month period ending June 30, 2010.”

5.3.18 Section 9.11 of the Credit Agreement is hereby deleted in its entirety, substituting in its place and stead the following:

“9.11(i) Failure by the Borrower or any Subsidiary to pay any other Indebtedness or obligation to a Person other than the Bank in excess of $500,000.00, whether contingent or otherwise, which failure continues beyond any applicable grace or cure periods, or (ii) if any such other Indebtedness or obligation shall be accelerated unless the reason for such acceleration is being contested in good faith and the Borrower has set aside funds or posted a bond to the reasonable satisfaction of the Bank sufficient to satisfy such contested amounts (but, with respect to a Subsidiary other than Cybex UK, only if such event would have a Material Adverse Effect on Borrower) or (iii) if the Borrower is in default with respect to any financial covenant contained in any agreement with any Person other than the Bank; or”

5.3.19 Schedule 7.2 to the Credit Agreement is amended by adding, under the heading “Wachovia Bank, National Association”, the following:

“$1,000,000 Term Loan. Maturity Date December 31, 2009.”

5.4 Amendment and Modification of Security Agreement. The Security Agreement is hereby modified and amended as follows:

5.4.1 The fourth paragraph of the first page of the Security Agreement is hereby deleted in its entirety, substituting in its place and stead the following:

“The security interest in the Collateral is being granted by the Debtor to the Bank to secure the payment and performance of all liabilities and obligations now or hereafter owing from the Debtor to the Secured Party, including, without limitation, those liabilities and obligations pursuant to the (i) Revolving Credit Note dated July 2, 2008 made by the Debtor payable to the order of the Secured Party as same may be modified, supplemented, or amended, (ii) Credit Agreement by and among the Debtor and the Secured Party dated July 2, 2008 (as same may be modified, supplemented or amended, the “Credit Agreement”), including, without limitation, any Hedging Obligations as defined therein, (iii) Loan Agreement dated October 17, 2006 by and among the Debtor and the Secured Party (as same may be modified, supplemented or amended, the “Loan Agreement”), and (iv) Commercial Promissory Note dated June 28, 2007 made by the Debtor payable to the order of the Secured Party (as same may be modified, supplemented or amended, collectively, the “Obligations”), which term shall include all accrued interest and all costs and expenses, including attorney’s reasonable fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Bank in exercising, preserving, defending, collecting, enforcing, or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations.”

5.5 Amendment and Modification of the Modification Agreement. The requirement that the Bank release the cross-collateralization, in one direction, if Borrower satisfied certain financial conditions is eliminated. Specifically, the Modification Agreement is hereby modified and amended by deleting Section 7.1 in its entirety and substituting in its place and stead the following:

“7.1 Cross-Default and Cross-Collateralization. The Obligors acknowledge and agree that the Loans are cross defaulted and that the Bank is empowered and authorized to exercise all of its rights and remedies upon the occurrence of a default or Event of Default under either of them, and that the Term Loan is cross-collateralized with the Line of Credit such that the collateral granted to the Bank to secure the Line of Credit secures the indebtedness under the Term Loan. The Obligors shall execute and furnish to the Bank, upon its request, with such additional documents and instruments as the Bank may require to further confirm or otherwise further effect the cross-defaulted, cross- collateralized status of the Loans, including, but not limited to, ratifications, modifications and/or amendments of any of the Loan Documents.”

ARTICLE 6

Representations and Warranties

The Obligors hereby each represent and warrant as follows:

6.1 Representations and Warranties Confirmed. The representations and warranties contained in the Loan Documents, as hereby amended, are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on the date hereof.

6.2 Compliance with Loan Documents. Except as specifically set forth herein, the Obligors have complied and are now in compliance with all of the terms and provisions set forth in the Loan Documents, on its or their part, as applicable, to be observed and performed.

6.3 No Default. Except for the Defaults, no default or Event of Default as specified in any of the Loan Documents has occurred or is continuing.

6.4 Authority. The execution, delivery, and performance of this Agreement (i) has been duly authorized by all requisite action, (ii) will not violate either (x) any provision of law applicable to any Obligor, or any Obligor’s charter documents or (y) any order of any court or other agency of government binding on the any Obligor or any indenture, agreement, or other instrument to which any Obligor is a party, or by which it or any of its property is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement, or other instrument.

6.5 Financial Statements. The most current financial statements of the Borrower and Guarantor have been furnished to the Bank. Such statements are true and complete in all material respects. There has been no material adverse change in the financial condition contained therein since the dates of such statements.

ARTICLE 7

Miscellaneous

7.1 Payment of Fees and Expenses. The Obligors agree to reimburse the Bank on demand for all expenses which the Bank may incur in connection with the preparation of this Agreement and all documents and instruments executed and delivered in connection herewith and in connection with the administration of the Loans, collection of the Outstanding Obligations and/or the protection or enforcement of any of the Bank’s rights against the Borrowers or any collateral, including attorneys’ reasonable fees, and disbursements, appraisal fees, inspection fees, and professional fees and charges. The Obligors authorize the Bank, at its option, to pay all such expenses and to charge the same to any account of the Obligors with the Bank.

7.2 Governing Law. This Agreement has been negotiated and accepted in, and shall be deemed to have been made in The Commonwealth of Massachusetts, and the validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws (and not the law of conflicts) of The Commonwealth of Massachusetts. All parties submit to the jurisdiction of The Commonwealth of Massachusetts with regard to any dispute arising under the Loan Documents and this Agreement.

7.3 Waiver of Jury Trial. The Obligors make the following waiver knowingly, voluntarily, and intentionally, and understand that the Bank, in entering into this Agreement is relying thereon. THE OBLIGORS, TO THE EXTENT OTHERWISE ENTITLED THERETO, HEREBY EACH IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT OF THE OBLIGORS TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE BANK IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE BANK OR IN WHICH THE

BANK IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN ANY OF THE OBLIGORS OR ANY OTHER PERSON AND BANK.

7.4 No Waiver of Defaults. Except as otherwise set forth in Article 3.1 above, the Bank does not waive any defaults or Events of Default now existing or hereafter arising under the Loan Documents.

7.5 Entire Agreement. This Agreement and all other documents, instruments, and agreements executed in connection herewith represent the entire agreement of the parties hereto and incorporate the final results of all discussions and negotiations between the Obligors and the Bank, either express or implied, concerning the matters included herein and in such other documents, instruments, and agreements, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions hereof. Any modification, amendment, or waiver of any provision of this Agreement or of any provision of any other agreement between the Obligors and the Bank must be executed in writing by the Bank and the Obligors.

7.6 Best Interests of Obligors. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Obligors. The direct and indirect benefits to inure to the Obligors pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in §548 of the United States Bankruptcy Code (Title 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”))) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Obligors pursuant to this Agreement and the other Loan Documents.

7.7 Interpretation of Agreement. In connection with the interpretation of this Agreement and all other documents, instruments, and agreements incidental hereto:

7.7.1 The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Bank and the Obligors under this Agreement.

7.7.2 In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Bank, and any of the Obligors, the provisions of this Agreement shall govern and control.

7.7.3 The Bank and the Obligors have prepared this Agreement and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Bank and the Obligors and shall not be construed against either the Bank or the Obligors.

7.7.4 Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

7.7.5 The Obligors warrant and represent to the Bank that the Obligors: (a) have read and understand all of the terms and conditions of this Agreement; (b) intend to be bound by the terms and conditions of this Agreement; (c) are executing this Agreement freely and voluntarily, without duress, after consultation with independent counsel of their own selection; and (d) acknowledge and agree that the forbearance provided to the Obligors by the Bank pursuant to this Agreement constitutes a fair and reasonable time frame within which all Obligations are to be paid in full.

7.7.6 The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Obligors and the Bank.

[Signatures on the Following Page]

This Agreement is executed as a sealed instrument as of the date first set forth above.

WITNESS TO ALL:	BORROWER: CYBEX INTERNATIONAL, INC.

/s/ Patty Waisner	By:	/s/ Arthur Hicks
	Name:	Arthur Hicks
	Title:	President

GUARANTOR: CYBEX INTERNATIONAL UK LIMITED

	By:	/s/ Arthur Hicks
	Name:	Arthur Hicks
	Title:	Treasurer

WITNESS:	BANK: RBS CITIZENS, NATIONAL ASSOCIATION

/s/ Nanette Capine Halpiu	By:	/s/ David J. Bugbee
	Name:	David J. Bugbee
	Title:	Senior Vice President